Exhibit 99.1

®

The Transportation Logistics Company

J.B. Hunt Transport Services, Inc.	Contact	Kirk Thompson
615 J.B. Hunt Corporate Drive		President and
Lowell, Arkansas 72745		Chief Executive Officer
(NASDAQ: JBHT)		(479) 820-8110

FOR IMMEDIATE RELEASE

J.B. Hunt Transport Services, Inc.,   Announces Stock Split

LOWELL, ARKANSAS, July 17, 2003 - J.B. Hunt Transport Services, Inc. (NASDAQ: JBHT) announced today that the Board of Directors has declared a two for one stock split on its common stock, payable August 29, 2003 to stockholders of record on July 31, 2003.

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This press release contains forward-looking statements, which are based on information currently available.  Actual results may differ materially from those currently anticipated due to a number of factors, including, but not limited to, those discussed in Item 7 of the Company’s Annual Report filed on Form 10-K for the year ended December 31, 2002. The Company assumes no obligation to update any forward-looking statement to the extent it becomes aware that it will not be achieved for any reason.

About J.B. Hunt

J.B. Hunt Transport Services, Inc. is one of the largest transportation logistics companies in North America with annual revenues of more than $2 billion.  The Company operates more than 11,000 trucks and approximately 40,000 trailers and containers.  J.B. Hunt creates supply chain value through a variety of engineered, optimal solutions that include truckload and intermodal transportation services, dedicated fleet management, electronic commerce and logistics management.  The Company’s stock is traded on NASDAQ under the ticker symbol JBHT and is a component of the Dow Jones Transportation Average. For more information about the company, visit www.jbhunt.com.